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                        [BDO Seidman, LLP - Letterhead]


                             CONSENT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANTS

Data Dimensions, Inc.
Bellevue, Washington


We hereby consent to the incorporation by reference in the Data Dimensions, Inc. Form S-8 of our report dated September 12, 1997, relating to the financial statements of Pyramid Information Services, Inc. appearing in the Data Dimensions, Inc. report on Form 8-K dated October 30,1997.


/s/ BDO Seidman, LLP

BDO Seidman, LLP
Seattle, Washington
November 5, 1997